UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2012

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DEX ONE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

Dex One Corporation (the “Company”) today announced that it has accepted for purchase approximately $98.2 million in principal amount of its $310.5 million aggregate outstanding principal amount of 12% / 14% Senior Subordinated Notes due 2017 (the “Notes”) that were validly tendered and not validly withdrawn pursuant to its previously announced cash tender offer for the Notes (the “Tender Offer”).  The aggregate consideration paid by the Company for the Notes accepted for purchase, excluding cash in lieu of accrued and unpaid interest, is approximately $26.5 million.  The press release announcing the closing of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release of Dex One Corporation issued April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEX ONE CORPORATION

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel
& Chief Administrative Officer

Date:	April 19, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Dex One Corporation issued April 19, 2012.